Exhibit 10.4
Execution
PLEDGE AGREEMENT
          PLEDGE AGREEMENT (as amended, modified, restated and/or supplemented from time to time, this “Agreement”), dated as of May 12, 2009 made by TRICO MARINE SERVICES, INC., a Delaware corporation (the “Issuer”) and TRICO MARINE OPERATORS, INC., a Louisiana corporation (“Trico Operators” and together with the Issuer, each a “Pledgor” and together the “Pledgors”), to WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as collateral agent under the Second-Lien Documents (as defined below) (together with its successors and assigns in such capacity from time to time, the “Collateral Agent”).
W I T N E S S E T H :
          WHEREAS, the Issuer is party to those certain Exchange Agreements, dated as of May 12, 2009, pursuant to which the Persons party thereto as investors (each an “Investor”) exchanged $202,812,000 aggregate principal amount of 6.5% senior convertible debentures due 2028 for $252,515,000 initial aggregate principal amount of 8.125% Secured Convertible Debentures due 2013 (as amended, restated, supplemented and/or modified from time to time, the “Second-Lien Notes”), as well as cash and certain equity interests of the Issuer;
          WHEREAS, pursuant to that certain Indenture (as amended, restated, supplemented, or otherwise modified from time to time, the “Second-Lien Notes Indenture”), dated as of May 12, 2009, between the Issuer and Wells Fargo Bank, National Association, as Indenture Trustee (in such capacity, and together with any successors and assigns in such capacity, the “Second-Lien Indenture Trustee”) the Issuer issued Second-Lien Notes to the Investors (each such Investor and each Person to whom Second-Lien Notes are issued pursuant to the Second-Lien Notes Indenture on or after the date thereof, a “Debentureholder”, and collectively, the “Debentureholders”);
          WHEREAS, the obligations of the Issuer to the Debentureholders under the Second-Lien Notes will be guaranteed, on a subordinated and limited recourse basis, by Trico Operators and Trico Marine Assets, Inc., a Delaware corporation (“Trico Assets”) pursuant to that certain Subordinated Limited Recourse Guaranty, dated as of May 12, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Subordinated Guaranty”);
          WHEREAS, the obligations of the Issuer to the Debentureholders under the Second-Lien Notes will be secured by the Collateral (as hereinafter defined) and the grant by Trico Assets of second-lien mortgages on, and assignments of earnings, insurance and charters in respect of, certain vessels owned by Trico Assets (such mortgages and assignments together with this Agreement, the Second-Lien Notes Indenture, the Second-Lien Notes, the Subordinated Guaranty, the Intercreditor Agreement (as defined below) and each of the other agreements, documents and instruments providing for or evidencing any other obligation of the Issuer, Trico Assets or Trico Operators to the Collateral Agent, the Second-Lien Indenture Trustee or the Debentureholders arising thereunder or in connection therewith, to the extent such are effective at the relevant time, as the same may be amended, restated, supplemented, or modified from time to time, are referred to herein as the “Second-Lien Documents”);
          WHEREAS, the Pledgors are also party to (a) that certain Amended and Restated Credit Agreement, dated as of August 29, 2008 and amended on March 10, 2009 and May 8, 2009 and further amended on May 12, 2009 (as further amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time, the “First-Lien Credit Agreement”) among the Issuer, as borrower, Trico Assets and Trico Operators, as guarantors, the lenders party thereto from time to time (the “First-Lien Lenders”), and Nordea Bank Finland plc, New York Branch (“Nordea”), as administrative agent for the First-Lien Lenders (in such capacity and together with any successors, assigns and replacements in such capacity, the “First-Lien Administrative Agent”), providing for the making of revolving loans to the Issuer, and the issuance of, and participation in, letters of credit for the account of the Issuer, all as provided therein and (b) that certain Amended and Restated Pledge and Security Agreement, dated as of August 29, 2008 (as amended, restated, supplemented, or replaced, refinanced otherwise modified from time to time, the “First-Lien Security Agreement”), among the Pledgor, the Issuer and Trico Assets, as pledgors, and Nordea, as collateral agent for the First-Lien Lenders (in such capacity and together with any successors, assigns and replacements in such capacity, the “First-Lien Collateral Agent”) and deposit account bank, pursuant to which the Pledgors granted the First-Lien Collateral Agent a first-priority security interest in, and lien on, the Collateral (as defined below), among other security interests granted therein by the Pledgors and Trico Assets, in order to secure the First-Lien Obligations (as defined in the Intercreditor Agreement referenced below); and
          WHEREAS, the Issuer, the First-Lien Collateral Agent, the Collateral Agent and the Pledgors are party to an Intercreditor Agreement, dated as of May 12, 2009, (as amended, restated, supplemented, or otherwise modified from time to time, the “Intercreditor Agreement”).
          NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Pledgor, the receipt and sufficiency of which are hereby acknowledged, the Pledgors hereby agree with the Collateral Agent, for the benefit of the Debentureholders, as follows:
          1. SECURITY FOR OBLIGATIONS.
          1.1. Security. This Agreement is made by each Pledgor to the Collateral Agent for the benefit of the Debentureholders to secure:
     (i) the full and prompt payment by the Issuer when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness owing by it in respect of the Second-Lien Documents and (ii) in the case of Trico Operators, the payment by such Pledgor, as and when due and payable of all “Guaranteed Obligations” under (and as defined in) the Subordinated Guaranty, including, without limitation, in both cases, (A) all principal of and interest on the Second-Lien Notes (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of any Pledgor, whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such Insolvency Proceeding), and (B) all fees, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under any of the Second-Lien Documents and the due performance and compliance by the Issuer with all of the terms, conditions and agreements contained in the Second-Lien Documents (all such obligations, liabilities and indebtedness under clauses (i) and (ii), being herein collectively called the “Second-Lien Obligations”);
     (ii) any and all sums advanced by the Collateral Agent pursuant to the terms hereof in order to preserve the Collateral (as hereinafter defined) or its security interest in the Collateral;
     (iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of the Issuer referred to in clause (i) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs; and
     (iv) all amounts paid by any Debentureholder as to which such Debentureholder has the right to reimbursement under Section 11 of this Agreement;
all such obligations, liabilities, sums and expenses set forth in clauses (i) through (iv) of this Section 1.1 being herein collectively called the “Obligations,” it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement pursuant to the Second-Lien Documents.
          2. DEFINITIONS. (a) All capitalized terms used in this Agreement and the recitals hereto which are defined in the Second-Lien Notes Indenture and the Second-Lien Notes or in Articles 8 or 9 of the UCC (as defined below), and which are not otherwise defined herein shall have the same meanings herein as set forth therein. Reference to singular terms shall include the plural and vice versa.
          (b) The following capitalized terms used herein shall have the definitions specified below:
          “Adverse Claim” has the meaning given such term in Section 8-102(a)(1) of the UCC.
          “Agreement” has the meaning set forth in the introductory paragraph hereof.
          “Cash Proceeds” has the meaning given such term in the UCC.
          “Certificated Security” has the meaning given such term in Section 8-102(a)(4) of the UCC.
          “Clearing Corporation” has the meaning given such term in Section 8-102(a)(5) of the UCC.

          “Collateral” has the meaning set forth in Section 3.1 hereof.
          “Collateral Agent” has the meaning set forth in the introductory paragraph hereof.
          “Credit Party” means each of the Issuer, Trico Assets and Trico Operators.
          “Debentureholders” has the meaning set forth in the Recitals hereto.
          “Distribution Block Demand” has the meaning set forth in Section 6 hereof.
          “Event of Default” means any Event of Default under, and as defined in, Second-Lien Notes Indenture.
          “Exchange Offer” has the meaning set forth in the Recitals hereto.
          “First-Lien Administrative Agent” has the meaning set forth in the Recitals hereto.
     “First-Lien Collateral Agent” has the meaning set forth in the Recitals hereto.
     “First-Lien Credit Agreement” has the meaning set forth in the Recitals hereto.
     “First-Lien Lenders” has the meaning set forth in the Recitals hereto.
     “First-Lien Security Agreement” has the meaning set forth in the Recitals hereto.
     “Guaranteed Obligations” has the meaning given to such term in Section 1.1 hereof.
     “Indemnities” has the meaning set forth in Section 11 hereof.
     “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code (Chapter 11 of Title 11 of the United States Code) or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.
     “Intercreditor Agreement” has the meaning set forth in the Recitals hereto.
     “Investor” has the meaning set forth in the introductory paragraph hereof.
     “Issuer” has the meaning set forth in the introductory paragraph hereof.
     “Noncash Proceeds” has the meaning given to such term in the UCC.
     “Nordea” has the meaning set forth in the Recitals hereto.
     “Obligations” has the meaning set forth in Section 1.1 hereof.

          “Person” means any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.
          “Pledgor” has the meaning set forth in the introductory paragraph hereof.
          “Primary Obligations” has the meaning set forth in Section 9(b) hereof.
          “Proceeds” has the meaning given such term in Section 9-102(a)(64) of the UCC.
          “Pro Rata Share” has the meaning set forth in Section 9(b) hereof.
          “Secondary Obligations” has the meaning set forth in Section 9(b) hereof.
          “Second-Lien Documents” has the meaning set forth in the Recitals hereto.
          “Second-Lien Indenture Trustee” has the meaning set forth in the Recitals hereto.
          “Second-Lien Notes” has the meaning set forth in the Recitals hereto.
          “Second-Lien Notes Indenture” has the meaning set forth in the Recitals hereto.
          “Second-Lien Obligations” has the meaning set forth in Section 1.1(i).
          “Securities Act” means the Securities Act of 1933, as amended, as in effect from time to time.
          “Security” and “Securities” has the meaning given such term in Section 8-102(a)(15) of the UCC.
          “Security Entitlement” has the meaning given such term in Section 8-102(a)(17) of the UCC.
          “Stock” means all of the issued and outstanding equity interests in (x) Trico Assets and Trico Operators owned by the Issuer and (y) any other Domestic Subsidiary at any time owned, directly or indirectly, by the Issuer which owns, directly or indirectly, interests in Trico Assets or Trico Operators.
          “Subordinated Guaranty” has the meaning given to such term in the Recitals hereto.
          “Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

          “Termination Date” has the meaning set forth in Section 20 hereof.
          “Trico Assets” has the meaning set forth in the Recitals hereto.
          “Trico Operators” has the meaning set forth in the introductory paragraph hereof.
          “Trico Supply” shall mean Trico Supply AS, a limited company organized under the laws of Norway.
          “Trico Supply Intercompany Loan” means the loan from Trico Operators to Trico Supply in the initial principal amount of $194,000,000 pursuant to the Trico Supply Intercompany Loan Documentation.
          “Trico Supply Intercompany Loan Documentation” means that certain promissory note dated November 8, 2007, as amended, between Trico Supply and Trico Operators.
          “UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time.
          “Uncertificated Security” has the meaning given such term in Section 8-102(a)(18) of the UCC.
          3. PLEDGE.
          3.1 Pledge. To secure the Obligations now or hereafter owed or to be performed by the Credit Parties under the Second-Lien Documents, the Pledgors do hereby grant and pledge to the Collateral Agent, for the benefit of the Debentureholders, and do hereby create a continuing security interest in favor of the Collateral Agent in, all of their right, title and interest in and to the following, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”):
     (a) all Stock;
     (b) the Trico Supply Intercompany Loan and the Trico Supply Intercompany Loan Documentation; and
          (c) all Proceeds (including all Cash Proceeds and Noncash Proceeds) and products of any and all of the foregoing; in each case howsoever the Pledgor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).
          3.2. Procedures. (a) To the extent permitted by the Intercreditor Agreement, to the extent that the Pledgors at any time or from time to time own, acquire or obtain any right, title or interest in any Collateral, such Collateral shall, to the extent permitted by law, automatically (and without the taking of any action by the Pledgors) be pledged pursuant to Section 3.1 of this Agreement and, in addition thereto, the Pledgors shall (to the extent provided below) take, or, in the case of Section 3.2(a)(iv), authorize the Collateral Agent to take the following actions as set forth below (as promptly as practicable and, in any event, within 30 days after it obtains such Collateral) for the benefit of the Collateral Agent and the Debentureholders:

     (i) with respect to a Certificated Security (other than a Certificated Security credited on the books of a Clearing Corporation), the Pledgors shall deliver such Certificated Security to the Collateral Agent with stock powers executed in blank;
     (ii) with respect to an Uncertificated Security (other than an Uncertificated Security credited on the books of a Clearing Corporation), the Pledgors shall cause the issuer of such Uncertificated Security to duly authorize and execute, and deliver to the Collateral Agent, an agreement for the benefit of the Collateral Agent on behalf of the Debentureholders substantially in the form of Annex D hereto (appropriately completed to the reasonable satisfaction of the Collateral Agent and with such modifications, if any, as shall be reasonably satisfactory to the Collateral Agent) pursuant to which such issuer agrees during the continuance of any Event of Default to comply with any and all instructions originated by the Collateral Agent without further consent by the registered owner and not to comply with instructions regarding such Uncertificated Security originated by any other Person other than a court of competent jurisdiction;
     (iii) with respect to a Certificated Security or Uncertificated Security that is a Security credited on the books of a Clearing Corporation (including a Federal Reserve Bank, Participants Trust Company or The Depository Trust Company), the Pledgors shall promptly notify the Collateral Agent thereof and shall promptly take all actions required (i) to comply in all material respects with the applicable rules of such Clearing Corporation and (ii) to perfect the security interest of the Collateral Agent under applicable law (including, in any event, under Sections 9-314(a), (b) and (c), 9-106 and 8-106(d) of the UCC). The Pledgors further agree to take such actions as the Collateral Agent deems reasonably necessary to effect the foregoing; and
     (iv) with respect to cash proceeds from any of the Collateral described in Section 3.1 hereof which are not released to the Pledgors in accordance with Section 6 hereof, the Pledgors shall (i) establish, for the benefit of the Debentureholders, a cash account in the name of the applicable Pledgor or Pledgors over which the Collateral Agent shall have exclusive and absolute control and dominion (and no withdrawals or transfers may be made therefrom by any Person except with the prior written consent of the Collateral Agent) and (ii) deposit such cash in such cash account, in each case as promptly as practicable and, in any event, within 30 days after it obtains such cash proceeds; provided that until the Discharge of First-Lien Credit Agreement Obligations (as defined in the Intercreditor Agreement) shall have occurred, any cash proceeds from the Collateral received by the Collateral Agent shall be distributed to the First-Lien Collateral Agent to be held in a cash account over which such First-Lien Collateral Agent shall have exclusive and absolute control and dominion pursuant to the terms of the First-Lien Security Agreement.
          (b) In addition to the actions required to be taken pursuant to Section 3.2(a) hereof, the Pledgors shall take the following additional actions with respect to the Collateral to the extent permitted under the Intercreditor Agreement:
     (i) with respect to all Collateral of the Pledgors whereby or with respect to which the Collateral Agent may obtain “control” thereof within the meaning of Section 8-106 of the UCC (or under any provision of the UCC as the same may be amended or supplemented from time to time, or under the laws of any relevant State other than the State of New York), the Pledgors shall take all actions as may be reasonably requested from time to time by the Collateral Agent so that “control” of such Collateral is obtained and at all times held by the Collateral Agent; and
     (ii) the Pledgors shall from time to time cause appropriate financing statements (on Form UCC-1 or other appropriate form) under the Uniform Commercial Code as in effect in the various relevant states and any other relevant jurisdictions, covering all Collateral hereunder (with the form of such financing statements to be satisfactory to the Collateral Agent), to be filed in the relevant filing offices so that at all times the Collateral Agent has a security interest in all Collateral which is perfected by the filing of such financing statements (in each case to the maximum extent perfection by filing may be obtained under the laws of the relevant states, including, without limitation, Section 9-312(a) of the UCC).
     (c) Pledgor shall deliver to the Collateral Agent, for the benefit of the Debentureholders, contemporaneously with the execution hereof, executed instruments of transfer or assignment with respect to the original Trico Supply Intercompany Loan Documentation (which shall be held and only exercised pursuant to the terms of the Intercreditor Agreement).
          3.3. Subsequently Acquired Collateral. If the Pledgors shall acquire (by purchase, stock dividend or similar distribution or otherwise) any additional Collateral at any time or from time to time after the date hereof, such Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interest created pursuant to Section 3.1 hereof and, furthermore, the Pledgors will promptly thereafter take (or cause to be taken) all action and promptly execute and deliver all further instruments and documents that the Collateral Agent may reasonably request (acting upon the written instructions of a majority in principal amount of the outstanding Debentures) in order to: (i) perfect and protect the security interest purported to be created hereby; (ii) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) otherwise effect the purposes of this Agreement; provided such actions shall be with respect to such Collateral in accordance with the procedures set forth in Section 3.2 hereof (to the extent permitted by the Intercreditor Agreement), and will promptly thereafter deliver to the Collateral Agent (i) a certificate executed by a principal executive officer of the Pledgor describing such Collateral and certifying that the same has been duly pledged in favor of the Collateral Agent hereunder and (ii) supplements to Annexes A through C hereto as are reasonably necessary to cause such annexes to be complete and accurate in all material respects at such time.
          3.4. Transfer Taxes. Each pledge of Collateral under Section 3.1 or Section 3.3 hereof shall be accompanied by any transfer tax stamps required in connection with the pledge of such Collateral.
          3.5. Certain Representations and Warranties Regarding the Stock. The Issuer represents and warrants that on the date hereof: (i) the Issuer owns 100% of the outstanding interests of Trico Assets and Trico Operators; (ii) the Stock (and any warrants or options to purchase Stock) consists of the number and type of shares of the stock (or warrants or options to purchase any stock) of such Persons as described in Annex B hereto; (iii) such Stock constitutes that percentage of the issued and outstanding capital stock as is set forth in Annex B hereto; and (iv) to the extent permitted by the Intercreditor Agreement, the Issuer has complied with the respective procedure set forth in Section 3.2(a) hereof with respect to the Stock.
          3.6 Intercreditor Agreement. Notwithstanding anything to the contrary contained in this Agreement, the priorities with respect to all security interests granted to the Collateral Agent hereunder and under the other Security Documents and to the First-Lien Collateral Agent under the First-Lien Credit Documents (as defined in the Intercreditor Agreement) shall be governed by the terms and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.
          3.7 Payment and Enforcement of Trico Supply Intercompany Loan. Trico Operators shall not, without the consent of the Debentureholders holding at least a majority in principal amount of the Second-Lien Notes then outstanding, reduce or otherwise deem any amount owing under the Trico Supply Intercompany Loan satisfied or paid (including any principal, interest or other amount due thereunder) without the receipt of cash or other assets of the type described in Section 3.2(a)(i) through (iv) above, of equal or greater value.
          4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. If and to the extent necessary to enable the Collateral Agent to perfect its security interest in any of the Collateral or to exercise any of its remedies hereunder, the Collateral Agent shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Collateral, which may be held (in the discretion of the Collateral Agent) in the name of the Pledgors, endorsed or assigned in blank or in favor of the Collateral Agent or any nominee or nominees of the Collateral Agent or a sub-agent appointed by the Collateral Agent.
          5. VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until there shall have occurred and be continuing an Event of Default, the Pledgors shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral owned by them, and to give consents, waivers or ratifications in respect thereof; provided that, in each case, no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken which would violate any of the terms of any Second-Lien Document or the Intercreditor Agreement, or which could reasonably be expected to have the effect of impairing the Lien of the Collateral Agent or any Debentureholder in the Collateral, unless expressly permitted by the terms of the Second-Lien Documents or the Intercreditor Agreement. All such rights of the Pledgors to vote and to give consents, waivers and ratifications shall cease so long as an Event of Default has occurred and is continuing, and Section 7 hereof shall become applicable.
          6. DISTRIBUTIONS. Subject to the terms of the Intercreditor Agreement, unless and until (i) there shall have occurred and be continuing an Event of Default and (ii) the Collateral Agent shall have delivered to the Pledgors a Distribution Block Demand, all cash dividends, cash distributions, cash Proceeds and other cash amounts payable in respect of the Collateral shall be paid to the Pledgors. Upon the occurrence, and during the continuance, of an Event of Default, the Collateral Agent may, at the direction of the Second-Lien Indenture Trustee and subject to the terms of the Intercreditor Agreement, deliver to the Pledgors a demand in writing instructing the Pledgors to deposit all cash dividends, cash distributions, cash Proceeds and other cash amounts payable in respect of the Collateral into a cash account in accordance with Section 3.2(a)(iv) (such demand a “Distribution Block Demand”); provided that the Collateral Agent shall promptly return all such amounts to the Pledgors if such Event of Default is subsequently cured or waived in accordance with the Second-Lien Documents. Subject to the Intercreditor Agreement, the Collateral Agent shall be entitled to receive directly, and to retain as part of the Collateral:
     (i) all other or additional stock, notes, instruments or other securities or property (including, but not limited to, cash dividends other than as set forth above in the first sentence of this Section 6) paid or distributed by way of dividend or otherwise in respect of the Collateral;
     (ii) all other or additional stock, notes, instruments or other securities or property (including, but not limited to, cash) paid or distributed in respect of the Collateral by way of stock split, spin off, split up, reclassification, combination of shares or similar rearrangement; and
     (iii) all other or additional stock, notes, instruments or other securities or property (including, but not limited to, cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate or other reorganization.
All dividends, distributions or other payments which are received by the Pledgors contrary to the provisions of this Section 6 and Section 7 hereof shall be received in trust for the benefit of the Collateral Agent subject to the terms of the Intercreditor Agreement, shall be segregated from other property or funds of the Pledgors and shall be forthwith paid over and/or delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).
          7. REMEDIES IN CASE OF AN EVENT OF DEFAULT. If there shall have occurred and be continuing an Event of Default, then and in every such case, the Collateral Agent shall be entitled, subject in all cases to the terms of the Intercreditor Agreement, to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Second-Lien Document or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Collateral Agent shall be entitled, subject in all cases to the terms of the Intercreditor Agreement, to exercise all the rights and remedies of a secured party under the Uniform Commercial Code as in effect in any relevant jurisdiction and also shall be entitled, without limitation, to the extent permitted under the Second-Lien Documents and applicable law, to exercise the following rights, which the Collateral Agent hereby agrees to be commercially reasonable:
     (i) to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the Pledgors;
     (ii) to transfer all or any part of the Collateral into the Collateral Agent’s name or the name of its nominee or nominees;

     (iii) to vote all or any part of the Collateral (whether or not transferred into the name of the Collateral Agent) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgors hereby irrevocably constituting and appointing the Collateral Agent the proxy and attorney-in-fact of the Pledgors, with full power of substitution to do so);
     (iv) at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by the Pledgors, to the extent permitted by law), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Collateral Agent in its absolute discretion may determine to the extent permitted by law, provided that at least 10 days’ written notice of the time and place of any such sale or the date after which any such private sale shall be given to the Pledgors. The Collateral Agent shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. The Pledgors hereby waive and release to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Collateral Agent may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. To the extent permitted by law, neither the Collateral Agent nor any Debentureholder shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto;
     (v) to set-off any and all Collateral against any and all Obligations; and
     (vi) apply any monies constituting Collateral or Proceeds thereof in accordance with the provisions of Section 9.
          8. REMEDIES, ETC., CUMULATIVE. Each and every right, power and remedy of the Collateral Agent provided for in this Agreement or in any other Second-Lien Document, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Collateral Agent or any Debentureholder of any one or more of the rights, powers or remedies provided for in this Agreement or any other Second-Lien Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Collateral Agent of all such other rights, powers or remedies, and no failure or delay on the part of the Collateral Agent to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on a Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. The Debentureholders agree that this Agreement may be enforced only by the action of the Collateral Agent, subject to the terms of the Intercreditor Agreement, and that no other Debentureholder shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Debentureholders upon the terms of this Agreement.
          9. APPLICATION OF PROCEEDS. (a) Subject to the terms of the Intercreditor Agreement, all monies collected by the Collateral Agent upon any sale or other disposition of the Collateral shall be applied to the payment of the Obligations as follows:
     (i) first, to the payment of all amounts owing to the Collateral Agent of the type described in clauses (ii) and (iii) of Section 1.1;
     (ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Primary Obligations (as defined below) constituting Second-Lien Obligations shall be paid to the Debentureholders as provided in Section 9(b) hereof, with each Debentureholder receiving an amount equal to its Pro Rata Share (as defined below) of all such outstanding Primary Obligations constituting Second-Lien Obligations or, if the proceeds are insufficient to pay in full all such outstanding Primary Obligations constituting Second-Lien Obligations, its Pro Rata Share of the amount remaining to be distributed;
     (iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations shall be paid to the Debentureholders as provided in Section 9(b) hereof, with each Debentureholder receiving an amount equal to its Pro Rata Share of all such outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and
     (iv) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, and following the termination of this Agreement pursuant to Section 20 hereof, to the applicable Pledgor or to whomever may be lawfully entitled to receive such surplus.
          (b) For purposes of this Agreement, (x) “Pro Rata Share” shall mean, when calculating a Debentureholder’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Debentureholder’s Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (y) “Primary Obligations” shall mean all principal of, and interest on, all Second-Lien Notes and all fees, costs and expenses incurred thereunder or under any other Second-Lien Document with respect thereto and (z) “Secondary Obligations” shall mean all Obligations other than Primary Obligations.
          (c) When payments to Debentureholders are based upon their respective Pro Rata Shares, the amounts received by such Debentureholders hereunder shall be applied (for purposes of making determinations under this Section 9 only) (i) first, to their Primary

Obligations and (ii) second, to their Secondary Obligations. If any payment to any Debentureholder of its Pro Rata Share of any distribution would result in overpayment to such Debentureholder, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as applicable, of the other Debentureholders, with each Debentureholder whose Primary Obligations or Secondary Obligations, as applicable, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as applicable, of such Debentureholder and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Debentureholders entitled to such distribution.
          (d) All payments required to be made hereunder shall be made to the Collateral Agent for the account of the Debentureholders.
          (e) For purposes of applying payments received in accordance with this Section 9, the Collateral Agent shall be entitled to rely upon the Second-Lien Indenture Trustee for a determination of the outstanding Primary Obligations and Secondary Obligations owed to the Debentureholders. Unless it has actual knowledge (including by way of written notice from a Debentureholder) to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding.
          (f) It is understood and agreed that the Issuer shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral pledged hereunder and the aggregate amount of the Obligations of the Pledgors.
          10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Collateral Agent hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), subject to the terms of the Intercreditor Agreement, the receipt of the Collateral Agent or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication or nonapplication thereof.
          11. INDEMNITY. Each Pledgor jointly and severally agrees (i) to indemnify and hold harmless the Collateral Agent, the Second-Lien Indenture Trustee and each Debentureholder and their respective successors, assigns, employees, agents and affiliates (individually an “Indemnitee,” and collectively the “Indemnitees”) from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all reasonable costs and expenses, including reasonable attorneys’ fees, in each case growing out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other Second-Lien Document (but excluding any claims, demands, losses, judgments and liabilities or expenses to the extent incurred by reason of gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision)). In no event shall the Collateral Agent be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for monies actually received by it in accordance with the terms hereof. If and to the extent that the obligations of any Pledgor under this Section 11 are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.
          12. COLLATERAL AGENT NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER. (a) Nothing herein shall be construed to make the Collateral Agent or any Debentureholder liable as a member of any limited liability company or as a partner of any partnership and neither the Collateral Agent nor any Debentureholder by virtue of this Agreement or otherwise shall have any of the duties, obligations or liabilities of a member of any limited liability company or partnership.
          (b) The Collateral Agent, by accepting this Agreement, did not intend to become a member of any limited liability company or a partner of any partnership or otherwise be deemed to be a co-venturer with respect to the Pledgors, any limited liability company, partnership and/or any other Person either before or after an Event of Default shall have occurred. The Collateral Agent shall have only those powers set forth herein and the Debentureholders shall assume none of the duties, obligations or liabilities of a member of any limited liability company or as a partner of any partnership or each Pledgor.
          (c) To the extent permitted by law, the Collateral Agent and the other Debentureholders shall not be obligated to perform or discharge any obligation of each Pledgor as a result of the pledge hereby effected.
          (d) To the extent permitted by law, the acceptance by the Collateral Agent of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Collateral Agent or any Debentureholder to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.
          13. FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a) Subject to the terms of the Intercreditor Agreement, each Pledgor agrees that it will join with the Collateral Agent in executing, if applicable, and, at the Pledgors’ own expense, file and refile under the Uniform Commercial Code or other applicable law such financing statements, continuation statements and other documents in such offices as the Collateral Agent may deem reasonably necessary and wherever required by law in order to perfect and preserve the Collateral Agent’s security interest in the Collateral subject to the terms of the Intercreditor Agreement, and hereby authorizes the Collateral Agent to file financing statements and amendments thereto relative to all or any part of the Collateral where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Collateral Agent such additional conveyances, assignments, agreements and instruments as the Collateral Agent may reasonably require or deem necessary to carry into effect the purposes of this Agreement or to further assure and confirm unto the Collateral Agent its rights, powers and remedies hereunder.
          (b) The Pledgors hereby appoint the Collateral Agent the Pledgors’ attorney-in-fact, with full authority in the place and stead of such Pledgors and in the name of the Pledgors or otherwise, to act from time to time solely after the occurrence and during the continuance of an Event of Default in the Collateral Agent’s reasonable discretion to take any action and to execute any instrument which the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement.
          14. THE COLLATERAL AGENT AS AGENT. (a) The Collateral Agent will hold in accordance with this Agreement and the Intercreditor Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed by each Debentureholder that by accepting the benefits of this Agreement each such Debentureholder acknowledges and agrees that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Collateral Agent shall act hereunder on the terms and conditions set forth herein, in the Intercreditor Agreement and in Article 12 of the Second-Lien Notes Indenture; provided that the Collateral Agent shall exercise, or refrain from exercising, any remedies provided for in Section 9 herein in accordance with the terms of the Intercreditor Agreement and the Second-Lien Notes Indenture.
          (b) Unless the Second-Lien Indenture Trustee has appointed a co-trustee under the terms of the Second-Lien Notes Indenture, the Collateral Agent shall at all times be the same Person that is the Second-Lien Notes Indenture Trustee under the Second-Lien Notes Indenture. Written notice of resignation by the Second-Lien Indenture Trustee pursuant to Section 7.08 of the Second-Lien Notes Indenture shall also constitute notice of resignation as the Collateral Agent under this Agreement. Upon the acceptance of any appointment as the Second-Lien Notes Indenture Trustee under Section 7.08 of the Second-Lien Notes Indenture by a successor Second Lien Indenture Trustee, that successor Second-Lien Indenture Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement and the Intercreditor Agreement, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement, and (ii) execute and deliver to such successor Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Trustee’s resignation or removal hereunder as the Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent hereunder.
          (c) The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. None of the Collateral Agent, the Second-Lien Indenture Trustee, the Debentureholders or any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of either Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interests in the Collateral and shall not impose any duty upon the Collateral Agent, the Second-Lien Indenture Trustee or any Debentureholder to exercise any such powers. The Collateral Agent, the Second-Lien Indenture Trustee and the Debentureholders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Pledgors for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. To the fullest extent permitted by applicable law, the Collateral Agent shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Second-Lien Obligations, or to take any steps necessary to preserve any rights against the Pledgor or any other Person, or to ascertain or take any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters. Each Pledgor, to the extent permitted by applicable law waives any right to require the Collateral Agent, the Second-Lien Indenture Trustee or any Debentureholder to proceed against such Pledgor or other Person, exhaust any Collateral or enforce any other remedy which the Collateral Agent, the Second-Lien Indenture Trustee or any Debentureholder now has or may hereafter have against such Pledgor or other Person.
          15. TRANSFER BY THE PLEDGORS. Neither Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except as may be permitted in accordance with the terms of the Second-Lien Documents).
          16. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS. (a) Each Pledgor represents, warrants and covenants that it is the legal, beneficial and record owner of, and has good title to, all Collateral pledged by it hereunder and that it has sufficient interest in all Collateral pledged by it hereunder in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option, Adverse Claim or other encumbrance whatsoever, except the liens and security interests created by this Agreement and the Permitted Liens);
          (i) the Stock has been duly and validly issued and acquired, is fully paid and non assessable and is not subject to options to purchase or similar rights;
          (ii) the pledge and collateral assignment to, and possession by, the Collateral Agent of the Collateral pledged by the Pledgors hereunder consisting of Certificated Securities pursuant to this Agreement creates a valid first priority security interest in such Certificated Securities, and the proceeds thereof, subject to no prior Lien or to any agreement purporting to grant to any third party a Lien on the property or assets of the Pledgors which would include the Certificated Securities, except for Permitted Liens, and the Collateral Agent is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfect security interests in respect of such Collateral; and;

          (iii) upon the delivery of any Stock constituting Certificated Securities together with stock powers executed in blank to the Collateral Agent, the Collateral Agent shall have obtained “control” (as defined in Section 8-106 of the UCC) over all Stock with respect to which such “control” may be obtained pursuant to Section 8-106 of the UCC.
          (b) Subject to the Intercreditor Agreement, the Pledgors covenant and agree that they will defend the Collateral Agent’s right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all persons whomsoever (other than Permitted Liens); and each of the Pledgors covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Collateral Agent as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Collateral Agent and the Debentureholders (subject to Permitted Liens).
          17. CERTAIN REPRESENTATIONS AND WARRANTIES; JURISDICTION OF ORGANIZATION. Each Pledgor represents and warrants that, on the date hereof: (i) the jurisdiction of organization of such Pledgor is specified in Annex A hereto; (ii) the chief executive office of such Pledgor is located at the address specified in Annex C hereto; and (iii) the organizational identification number of such Pledgor is specified in Annex A hereto. The Pledgor shall not change its jurisdiction of organization or move its chief executive office except to such new jurisdiction or location as such Pledgor may establish in accordance with the last sentence of this Section 17. Neither Pledgor shall establish a new jurisdiction of organization or a new location for such chief executive office until (i) it shall have given to the Collateral Agent not less than 15 days’ prior written notice of its intention so to do, providing clear details of such new jurisdiction of organization or new location, as the case may be, and providing such other information in connection therewith as the Collateral Agent may reasonably request, and (ii) with respect to such new jurisdiction of organization or new location, as the case may be, it shall have taken all action, satisfactory to the Collateral Agent (and, to the extent applicable, in accordance with Section 3.2 hereof), to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. Promptly after establishing a new jurisdiction of organization or new location for such chief executive offices in accordance with the immediately preceeding sentence, the Pledgors shall deliver to the Collateral Agent a supplement to Annex A hereto, so as to cause such Annex A to be complete and accurate.
          18. PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC. To the extent permitted by law, the obligations of the Pledgors under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Second-Lien Document or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement; (iii) any furnishing of any additional security to the Collateral Agent or its assignee or any acceptance thereof or any release of any security by the Collateral Agent or its assignee; (iv) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof;

or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Pledgors or any Subsidiary of the Pledgors, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Pledgors shall have notice or knowledge of any of the foregoing (it being understood and agreed that the enforcement hereof may be limited by applicable bankruptcy, insolvency, restructuring, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles and by the possible judicial application of foreign laws or governmental action affecting the rights of creditors generally).
          19. REGISTRATION, ETC. Subject to the Intercreditor Agreement, if at any time when the Collateral Agent shall determine to exercise its right to sell all or any part of the Collateral consisting of Stock, and the Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, as then in effect, the Collateral Agent may, in its sole and absolute discretion, sell such Collateral, as the case may be, or part thereof by private sale in such manner and under such circumstances as the Collateral Agent may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Collateral Agent, in its sole and absolute discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under the Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Collateral at a price which the Collateral Agent, in its sole and absolute discretion, in good faith deems reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.
          20. TERMINATION. (a) After the Termination Date, this Agreement and the security interest created hereby shall terminate and the estate and rights hereby granted shall cease to be binding and be void and the Collateral Agent, at the request and expense of the Pledgors, will as promptly as practicable (i) execute and deliver to the Pledgors a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, (ii) subject to the terms of the Intercreditor Agreement will duly assign, transfer and deliver to the Pledgors (without recourse and without any representation or warranty) such of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Agreement or any other Credit Document, together with any monies at the time held by the Collateral Agent or any of its sub-agents hereunder, and (iii) notify the deposit banks under any deposit account control agreement established pursuant to Section 3.2(a)(iv) that such agreements are terminated. As used in this Agreement, “Termination Date” shall mean the date on which the Obligations have been paid in full in cash.
          (b) The Collateral Agent shall have no liability whatsoever to any Debentureholder as a result of any release of Collateral by it in accordance with this Section 20.

          21. NOTICES, ETC. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing and mailed, telexed, telecopied or delivered: if to the Pledgors, at Trico Marine Services Inc., 3200 Southwest Freeway, Suite 2950, Houston. TX 77027, Attention: General Counsel, and Vinson & Elkins LLP, First City Tower, 1001 Fannin Street, Suite 2500, Houston, TX 77002-6760, Attention: Kevin Lewis; and if to the Collateral Agent, at its address specified on its signature page hereto. All such notices and communications shall (i) when mailed, be effective three Business Days after being deposited in the mails, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one Business Day after delivery to the overnight courier prepaid and properly addressed for delivery on such next Business Day, or (iii) when sent by telex or telecopier, be effective when sent by telex or telecopier, except that notices and communications to the Collateral Agent or any Pledgor shall not be effective until received by the Collateral Agent or such Pledgor, as the case may be.
          22. WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in writing in accordance with the terms of the Intercreditor Agreement duly signed by the Pledgors and the Collateral Agent.
          23. MISCELLANEOUS. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE DEBENTUREHOLDERS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER SECOND-LIEN DOCUMENT TO WHICH THE PLEDGORS ARE A PARTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY IN THE CITY OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE LOCATED WITHIN THE CITY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT THEIR ADDRESSES SET FORTH IN SECTION 21 HEREOF SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY HERETO IN ANY OTHER JURISDICTION.
          (b) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT TO WHICH SUCH PARTY IS A PARTY BROUGHT IN THE COURTS REFERRED TO IN

CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
          (c) THE PLEDGORS AND EACH DEBENTUREHOLDER (BY THEIR ACCEPTANCE OF THE BENEFITS OF THIS AGREEMENT) HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS TO WHICH THE PLEDGORS ARE A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
* * *

          IN WITNESS WHEREOF, the Pledgor and the Collateral Agent have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

3200 Southwest Fwy, Suite 2950	TRICO MARINE OPERATORS, INC.,
Houston, Texas 77057	as Pledgor
Attention: General Counsel
Tel. No.: (713) 780-9926
Fax No.: (713) 750-0062	By:

	Title:	VP & General Counsel

1445 Ross Avenue, 2nd Floor	Wells Fargo Bank, National Association,
MAC T5303-022 Dallas, Texas 75202	as Collateral Agent
Attention: Corporate Trust Services	By:

Tel. No.: (214) 740-1573	Title:
Fax No.: (214) 777-4086

ANNEX A
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Pledge Agreement
EXACT LEGAL NAME OF THE PLEDGORS AND JURISDICTIONS OF ORGANIZATION

		Organizational ID /
Name of Pledgor	Jurisdiction of Organization	Registration Number
Trico Marine Services, Inc.	Delaware	2355700
Trico Marine Operators, Inc.	Louisiana	34236494D

ANNEX B
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Pledge Agreement
LIST OF STOCK

			Number of	Percent of
		Jurisdiction of	Shares	Outstanding Stock
Pledgor	Corporation	Organization	Pledged	Pledged
Trico Marine Services, Inc.	Trico Marine Assets, Inc.	Delaware	100	100%
Trico Marine Services, Inc.	Trico Marine Operators, Inc.	Louisiana	100	100%

ANNEX C
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Pledge Agreement
CHIEF EXECUTIVE OFFICES

Names of Pledgors	Addresses
Trico Marine Services, Inc.	10001 Woodloch Forest Drive, Suite 610
The Woodlands, TX 77380

Trico Marine Operators, Inc.	250 North American Ct.
P.O. Box 4097
Houma, Louisiana 70363

ANNEX D
to
Pledge Agreement
Form of Agreement Regarding Uncertificated Securities
          AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”), dated as of                      ___, ___, among the undersigned pledgor (the “Pledgor”), Wells Fargo Bank, National Association, not in its individual capacity but solely as collateral agent (the “Collateral Agent”), and                     , as the issuer of the Uncertificated Securities (as defined below) (the “Issuer”).
W I T N E S S E T H :
          WHEREAS, the Pledgor, certain of its affiliates, and the Collateral Agent have entered into a Pledge Agreement, dated as of May 12, 2009 (as amended, amended and restated, modified or supplemented from time to time, the “Pledge Agreement”), under which, among other things, in order to secure the payment of the Obligations (as defined in the Pledge Agreement), the Pledgor will pledge to the Collateral Agent for the benefit of the Debentureholders (as defined in the Pledge Agreement), and grant a security interest in favor of the Collateral Agent for the benefit of the Debentureholders in, all of the right, title and interest of the Pledgor in and to any and all “uncertificated securities” (as defined in Section 8-102(a)(18) of the Uniform Commercial Code, as adopted in the State of New York) (“Uncertificated Securities”) (with all of such Uncertificated Securities being herein collectively called the “Issuer Pledged Interests”); and
          WHEREAS, the Pledgor desires the Issuer to enter into this Agreement in order to perfect the security interest of the Collateral Agent under the Pledge Agreement in the Issuer Pledged Interests, to vest in the Collateral Agent control of the Issuer Pledge Interests and to provide for the rights of the parties under this Agreement;
          WHEREAS, the Pledgor is party to that certain Intercreditor Agreement, dated as of May 12, 2009 (as amended, restated, supplemented, or otherwise modified from time to time, the “Intercreditor Agreement”), among the Pledgor, certain of its affiliates, Nordea Bank Finland plc, New York Branch (in such capacity and together with any successors, assigns and replacements in such capacity, the “First-Lien Collateral Agent”) and the Collateral Agent.
          NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
          1. The Pledgor hereby irrevocably authorizes and directs the Issuer, and the Issuer hereby agrees, after receiving a notice from the Collateral Agent stating that an “Event of Default” (as defined in the Pledge Agreement) has occurred and is continuing, to comply with any and all instructions and orders originated by the Collateral Agent (and its successors and assigns) regarding any and all of the Issuer Pledged Interests without the further consent by the

ANNEX D
to
Pledge Agreement
registered owner (including the Pledgor), and, not to comply with any instructions or orders regarding any or all of the Issuer Pledged Interests originated by any person or entity other than the Collateral Agent (and its successors and assigns) or a court of competent jurisdiction.
          2. The Issuer hereby certifies that (i) no notice of any security interest, lien or other encumbrance or claim affecting the Issuer Pledged Interests (other than the security interest of the Collateral Agent and unless a “Discharge of First-Lien Obligations” (as defined in the Intercreditor Agreement) has occurred, the lien of the First-Lien Collateral Agent) has been received by it, and (ii) the security interest of the Collateral Agent in the Issuer Pledged Interests has been registered in the books and records of the Issuer.
          3. The Issuer hereby represents and warrants that (i) the pledge by the Pledgor of, and the granting by the Pledgor of a security interest in, the Issuer Pledged Interests to the Collateral Agent, for the benefit of the Debentureholders, does not violate the charter, by-laws, partnership agreement, membership agreement or any other agreement governing the Issuer or the Issuer Pledged Interests, and (ii) the Issuer Pledged Interests are fully paid and nonassessable.
          4. All notices, statements of accounts, reports, prospectuses, financial statements and other communications to be sent to the Pledgor by the Issuer in respect of the Issuer will also be sent to the Collateral Agent at the following address:
Wells Fargo Bank, National Association
1445 Ross Avenue, 2nd Floor
MAC T5303-022
Dallas, Texas 75202
Attention: Corporate Trust Services
Tel. No.: (214) 740-1573
Fax No.: (214) 777-4086
          5. Until the Collateral Agent shall have delivered written notice to the Issuer that all of the Obligations have been paid in full and this Agreement is terminated, the Issuer will, upon receiving notice from the Collateral Agent stating that an Event of Default has occurred and is continuing, send any and all redemptions, distributions, interest or other payments in respect of the Issuer Pledged Interests from the Issuer for the account of the Pledgor only by wire transfers to such account as the Collateral Agent shall instruct.
          6. Except as expressly provided otherwise in Sections 4 and 5, all notices, shall be sent or delivered by mail, telegraph, telecopy or overnight courier service and all such notices and communications shall, when mailed, telegraphed, telecopied or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company or courier, as the case may be, or sent by telecopier, except that notices and communications to the Collateral Agent, the Pledgor or the Issuer shall not be effective until received by the Collateral Agent, the Pledgor or the Issuer, as the case may be. All notices and other communications shall be in writing and addressed as follows:

ANNEX D
to
Pledge Agreement

(a)	if to the Pledgor, to them:

[Trico Marine Services, Inc.
10001 Woodloch Forest Drive, Suite 610,
The Woodlands, TX 77380]
[Trico Marine Operators, Inc.
3200 Southwest Fwy, Suite 2950
Houston, TX 77027]
Attention: General Counsel
Telephone No.: (713) 780-9926
Telecopier No.: (713) 750-0062

with copies to:

Vinson & Elkins LLP
First City Tower
1001 Fannin Street
Suite 2500
Houston, TX 77002-6760
Attention: Kevin Lewis
Telephone No.: (713) 758-3884
Telecopier No.: (713) 615-5967

(b)	if to the Collateral Agent, at:

Wells Fargo Bank, National Association
1445 Ross Avenue, 2nd Floor
MAC T5303-022
Dallas, TX 75202
Attention: Corporate Trust Services
Tel. No.: (214) 740-1573
Fax No.: (214) 777-4086

(c)	if to the Issuer, at:

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.
          7. This Agreement shall be binding upon the successors and assigns of the Pledgor and the Issuer and shall inure to the benefit of and be enforceable by the Collateral Agent and its successors and assigns. This Agreement may be executed in any number of

ANNEX D
to
Pledge Agreement
counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in the manner whatsoever except in writing signed by the Collateral Agent, the Issuer and the Pledgor.
          8. Notwithstanding anything to the contrary contained in this Agreement, the priorities with respect to all security interests granted to the Collateral Agent under the Pledge Agreement and under the other Security Documents and to the First-Lien Collateral Agent under the First-Lien Credit Documents (each, as defined in the Intercreditor Agreement) shall be governed by the terms and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.
          9. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
* * *

ANNEX D
to
Pledge Agreement
          IN WITNESS WHEREOF, the Pledgor, the Collateral Agent and the Issuer have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

[TRICO MARINE SERVICES, INC.] [TRICO MARINE OPERATORS, INC.,] as a Pledgor
By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, solely as Collateral Agent
By:
Name:
Title:

By:
Name:
Title:

[ ] the Issuer
By:
Name:
Title: